Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Felicia Spagnoli	Justine Alonzo
Media Relations	Investor Relations
Color Kinetics Incorporated	Color Kinetics Incorporated
617-701-2292	617-701-2272
fspagnoli@colorkinetics.com	jalonzo@colorkinetics.com

COLOR KINETICS REPORTS REVENUES AND EARNINGS FOR FOURTH QUARTER AND
FULL YEAR 2004

Fourth quarter revenues increase 39% year-over-year to $10.7 million

Boston, MA — February 3, 2005 — Color Kinetics Incorporated (NASDAQ: CLRK), a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies, today announced its results of operations for the fourth quarter of 2004. Revenues for the quarter were $10.7 million, an increase of 39% from the $7.7 million reported in the fourth quarter of 2003. Net income for the fourth quarter increased to $626,000 or $0.03 per diluted share, compared to $50,000 or $0.00 per diluted share for the fourth quarter of 2003.

Revenues for the full year ended December 31, 2004 were $40.2 million, an increase of 39% from the $28.8 million reported in 2003. Net income for the full year ended December 31, 2004 was $2.4 million or $0.14 per diluted share, compared to a loss of ($727,000) or $(0.26) per diluted share reported in 2003.

“2004 marked several milestones for Color Kinetics, both financially and technologically,” said George Mueller, Chairman and CEO. “We successfully completed an IPO, strengthened our balance sheet, achieved positive cash flow from operations, significantly improved gross margins, and delivered our first full year of profitability. We also launched the first-of-its-kind IntelliWhite™ series of products for specialized white light applications. Looking ahead, we believe that Color Kinetics is firmly on track to maintain its leadership position in 2005 and beyond — both in pioneering new intelligent solid-state lighting technologies and in fostering broader industry adoption.”

“We’re extremely pleased with our fourth quarter performance,” said Bill Sims, President and COO. “Both our Lighting Systems and OEM and Licensing business units made solid contributions, showing returns on our sales and channel expansion programs. We expect to continue this positive momentum into 2005 through strategic investments in sales, engineering, product development, product management, and other initiatives designed to fuel the company’s future growth.”

Highlights from the fourth quarter include:

•	15 new offerings delivered to market, including industry-first intelligent white solid-state lighting products.

•	The issuance of two new patents pertaining to the synchronization of lighting effects and aspects of the company’s Chromacore® technology.

•	The appointment of David Emma as VP, OEM and Licensing, and the promotion of Ray Letasi to VP, International Sales.

•	Inclusion on the Inc. 500 list for the second consecutive year.

For the first quarter of 2005, the company currently targets revenues in the range of $10.8 million to $11.3 million with earnings of $.01 to $.03 per diluted share.

Color Kinetics will host a conference call to review its results for the fourth quarter and full year after the close of market on Thursday, February 3. The conference call may be accessed by dial-in number or via the Internet as follows:

Thursday, February 3 at 4:45 pm ET
Domestic dial-in number: 800-561-2693
International dial-in number: 617-614-3523
Passcode: 91804616
Webcast: http://phx.corporate-ir.net/phoenix.zhtml?c=178448&p=irol-irhome

A dial-in replay of the conference call will be available from 6:45 pm ET on February 3 through February 10 at 888-286-8010 (domestic), 617-801-6888 (international), passcode: 65268809. The webcast will be archived and available for one year via the Investor Relations section of Color Kinetics’ website.

About Color Kinetics

Color Kinetics Incorporated (NASDAQ: CLRK) is a pioneer in the design, marketing and licensing of intelligent solid-state lighting systems and technologies. The company’s award-winning line of products applies the practical and aesthetic benefits of LEDs to transcend the limits of traditional light sources for use in high-performance lighting and OEM and licensing applications. Its products and technologies leverage a patented layer of digital intelligence, called Chromacore®, to generate and control millions of colors and dynamic lighting effects. Color Kinetics holds 37 patents and has over 130 patent applications pending that apply to many aspects of solid-state lighting technology. Founded in 1997, the company is headquartered in Boston, MA with offices in the UK, China, and a joint venture in Japan. More information can be found at www.colorkinetics.com.

# # #

©2005 Color Kinetics Incorporated. All rights reserved. Chromacore, Color Kinetics, and the Color Kinetics logo are registered trademarks and IntelliWhite is a trademark of Color Kinetics Incorporated. All other trademarks mentioned are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Color Kinetics Incorporated’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events and results. For a discussion of such risks and uncertainties, see “Risk Factors” in the Company’s Registration Statement on Form S-1, File Number 333-114386, and in its Quarterly Report on Form 10-Q for the Three Months Ended September 30, 2004, each as filed with the Securities and Exchange Commission.

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2004	2003
ASSETS

CURRENT ASSETS:
Cash and equivalents	$29,198	$5,686
Short-term investments	26,022	—
Restricted cash	604	479
Accounts receivable, net of allowance for doubtful accounts of approximately $429 and $270 in 2004 and 2003, respectively	5,346	4,015
Accounts receivable from related parties	31	30
Inventory	4,730	5,024
Prepaid expenses and other current assets	1,572	429

Total current assets	67,503	15,663

PROPERTY AND EQUIPMENT—at cost:
Computer equipment	1,768	1,503
Furniture and fixtures	800	625
Tooling	1,119	874
Test equipment	63	—
Leasehold improvements	1,040	997

Total	4,790	3,999

Less—accumulated depreciation and amortization	(3,643)	(2,934)

Property and equipment—net	1,147	1,065

INVESTMENT IN JOINT VENTURE	574	289

RESTRICTED CASH—Long-term portion	1,000	1,100

TOTAL ASSETS	$70,224	$18,117

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Accounts payable	$1,681	$1,483
Accounts payable to related party	48	21
Accrued expenses	1,458	812
Accrued compensation	1,731	1,471
Accrued restructuring	405	426
Accrued warranty	860	404
Deferred revenue	379	387

Total current liabilities	6,562	5,004

ACCRUED RESTRUCTURING	628	1,034

COMMITMENTS AND CONTINGENCIES	—	—

REDEEMABLE CONVERTIBLE PREFERRED STOCK, at liquidation value	—	47,999

STOCKHOLDERS’ EQUITY (DEFICIENCY):
Common stock, $0.001 par value—authorized, 100,000 shares; issued and outstanding 17,900 and 2,804 shares in 2004 and 2003, respectively	18	3
Additional paid-in capital	97,059	304
Accumulated other comprehensive income	(105)	14
Accumulated deficit	(33,938)	(36,241)

Total stockholders’ equity (deficiency)	63,034	(35,920)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$70,224	$18,117

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	Unaudited
REVENUES (1):

Lighting systems	$9,668	$6,686	$34,435	$26,197
OEM and licensing	1,045	1,012	5,715	2,652

Total reveunes	10,713	7,698	40,150	28,849

COST OF REVENUES:
Lighting systems	4,739	3,362	16,777	13,286
OEM and licensing	532	643	3,075	1,490

Total cost of revenues	5,271	4,005	19,852	14,776

GROSS PROFIT	5,442	3,693	20,298	14,073

OPERATING EXPENSES:
Selling and marketing	2,338	1,815	8,514	7,615
Research and development	1,021	617	3,512	2,466
General and administrative (2)	1,830	1,178	6,741	4,608
Restructuring	—	—	—	161

Total operating expenses	5,189	3,610	18,767	14,850

INCOME (LOSS) FROM OPERATIONS	253	83	1,531	(777)

INTEREST INCOME (EXPENSE), Net:
Interest income	260	9	518	50
Interest expense	—	—	—	(3)

Total interest income, net	260	9	518	47

EQUITY IN EARNINGS OF JOINT VENTURE	113	(42)	334	3

NET INCOME (LOSS)	$626	$50	$2,383	$(727)

EARNINGS (LOSS) PER SHARE:
Basic	$0.03	$0.02	$0.22	$(0.26)
Diluted	$0.03	$0.00	$0.14	$(0.26)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	17,895	2,790	10,906	2,790
Diluted	19,700	12,672	17,487	2,790

(1) Includes revenues from related parties as follows:
Lighting systems	$1,504	$1,081	$4,442	$4,913
OEM and licensing	—	149	—	269

Total related party revenues	$1,504	$1,230	$4,442	$5,182

(2) Includes stock-based compensation as follows:	$7	$22	$346	$76

COLOR KINETICS INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,383	$(727)
Adjustments to reconcile net income (loss) to cash from operating activities:
Depreciation and amortization	709	873
Stock-based compensation	346	76
Equity in earnings of joint venture	(334)	(3)
Changes in current assets and liabilities:
Accounts receivable	(1,332)	(899)
Inventory	294	(1,502)
Prepaid expenses and other current assets	(1,143)	(113)
Restricted cash	(25)	676
Accounts payable	225	(42)
Accrued expenses	1,362	465
Deferred revenue	(8)	181
Accrued restructuring	(427)	(386)

Cash flows from operating activities	2,050	(1,401)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(26,044)	—
Purchase of property and equipment	(791)	(519)

Cash flows from investing activities	(26,835)	(519)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments under equipment note payable and line of credit	—	(100)
Proceeds from the exercise of stock options	115	13
Proceeds from issuance of redeemable convertible preferred stock — net of issuance costs	13,003	—
Proceeds from issuance of common stock—net of issuance costs	35,227	—

Cash flows from financing activities	48,345	(87)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(48)	4

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	23,512	(2,003)

CASH AND EQUIVALENTS—Beginning of period	5,686	7,689

CASH AND EQUIVALENTS—End of period	$29,198	$5,686

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$3

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Conversion of redeemable convertible preferred stock	$61,082	$—